SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2024

ENPRO INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Enpro Inc. (the “Company”) and J. Milton Childress II, Executive Vice President and Chief Financial Officer of the Company, entered into an Amendment to Management Continuity Agreement dated as of February 27, 2024 (the “Amendment”) to amend the Management Continuity Agreement dated as of January 30, 2006 (the “Agreement”) between the Company and Mr. Childress.  The Agreement provides for the payment of certain sums to Mr. Childress if, within two years after a “change in control” of the Company, his employment is terminated without “cause” or he terminates his employment for “good reason” (as such terms are defined in the Agreement). The Amendment amends the Agreement to eliminate provisions providing for a tax gross-up payment to be made to Mr. Childress with respect to any excise tax due under the federal tax code as a result of the payments and benefits under the Agreement and to include, in lieu thereof, a scale-back provision consistent with the form of such agreements entered into by the Company with its officers since 2012.  Such provision scales back payments under the Agreement in the event that the payments otherwise would be subject to the federal excise tax and such reduction would result in Mr. Childress retaining a larger amount on an after-tax basis.

As a result of the entry into the Amendment, the Company is no longer party to any agreement providing for federal excise tax gross-up payments with respect to employment termination payments to an officer or other employee following a change in control of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1	Amendment to Management Continuity Agreement dated as of February 27, 2024 between Enpro Inc. and J. Milton Childress II

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024

ENPRO INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary